Exhibit 10.1

EXECUTION VERSION

PRIVATE & CONFIDENTIAL

SUBJECT TO FRE 408 & ITS EQUIVALENTS

AMENDMENT NO. 2

Dated as of November 28, 2023

To

JUNIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of September 6, 2023

THIS AMENDMENT NO. 2 TO JUNIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT(this “Amendment”) is dated as of November 28, 2023 and made by and among Yellow Corporation, a Delaware corporation (the “Borrower”), the other Guarantors party to the Credit Agreement (as defined below), the financial institutions listed on the signature pages hereof and Alter Domus Products Corp., as administrative agent and collateral agent (acting collectively in such capacities, the “Administrative Agent”), under that certain Junior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of September 6, 2023 by and among the Borrower, the Guarantors party thereto from time to time, the Lenders and the Administrative Agent (as amended by that certain Amendment No. 1 to Junior Secured Super-Priority Debtor-In-Possession Credit Agreement dated as of November 17, 2023, as may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Amendment No. 2 Effective Date, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement, as amended hereby;

WHEREAS, the Borrower and the Guarantors have requested that the Lenders amend the Credit Agreement on the terms more fully set forth herein; and

WHEREAS, the Lenders party hereto constituting all of the existing Lenders party to the Credit Agreement as of the date hereof (the “Existing Lenders”) and the Administrative Agent have agreed to make the amendments described herein pursuant to this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors party hereto and the Existing Lenders and the Administrative Agent have agreed to enter into this Amendment.

Section 1. Amendments to Credit Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 2 below (the “Amendment No. 2 Effective Date”), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in alphabetical order thereunder:

“Amendment No. 2” means that certain Amendment No. 2 to that certain Junior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent, as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1

“Amendment No. 2 Effective Date” means the date on which the conditions set forth in Section 2 of the Amendment No. 2 were satisfied, which date is November 28, 2023.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms in alphabetical order:

“Loan Documents” shall mean this Agreement (including, without limitation, Amendment No. 1, Amendment No. 2 and any other amendments to and consents and waivers under this Agreement), the DIP Term Sheet, the DIP Order, the Supplemental Final Order, the Collateral Documents, the Agency Fee Letter and the Term Notes or Delayed Draw Term Notes, if any, executed and delivered pursuant to Section 2.04(e), and each amendment, restatement, supplement or other modification of any Loan Document and all instruments and documents executed at any time in connection therewith.

(c) Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof as follows:

“(a) The Borrower agrees to pay to (i) the Agents, for their own account, the administrative agent and collateral agent fees applicable to the Facilities payable in the amounts and at the times agreed upon between the Borrower and the Administrative Agent as set forth in the Agency Fee Letter, (ii) the Administrative Agent, for the account of the Lenders according to each Lender’s Pro Rata Share of the Initial Term Loans, a fee (the “Closing Fee”) to be fully earned as of the Closing Date and due and payable on the Maturity Date in an amount equal to 4.00% of the aggregate amount of Initial Term Commitments as of the Closing Date prior to the making of the Closing Date Loans and (iii) the Lenders, according to such Lender’s Pro Rata Share of the Delayed Draw Term Loans, an exit fee (the “DDTL Exit Fee”), to be earned, due and payable on the Exit Date, equal to 7.50% multiplied by the aggregate amount of Delayed Draw Term Loans drawn hereunder (the fees pursuant to the foregoing subclauses (i), (ii) and (iii) of this clause (a), the “Fees”).

Section 2. Conditions of Effectiveness. The effectiveness of this Amendment on the Amendment No. 2 Effective Date is subject to the receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors party hereto and each of the Existing Lenders and acknowledged by the Administrative Agent.

Section 3. Representations and Warranties of the Borrower. Each of the Borrower and each of the Guarantors party hereto hereby represents and warrants as follows as of the Amendment No. 2 Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and this Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of the Borrower and the Guarantors and are enforceable against the Borrower and the Guarantors in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(b) As of the date hereof, the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, as modified hereby, and the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the date hereof with the same effect as though made on and as of such date or such earlier date, as applicable.

Section 4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.

(b) Except as specifically set forth above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Other than as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. Acknowledgements. By executing this Amendment, each of the Loan Parties (a) consents to this Amendment and the performance by the Borrower and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this Amendment, the obligations of each of the Loan Parties under each of the Collateral Documents and each of the other Loan Documents to which such Loan Party is a party, are not impaired or affected and each such Collateral Document and each such other Loan Document continues in full force and effect, (c) affirms and ratifies as of the date hereof, its Obligations under the Credit Agreement as expanded or amended hereby and confirms the benefits of the pledges set forth in each Collateral Document to the extent it is a party thereto, (d) confirms as of the date hereof that its Obligations under the Credit Agreement as expanded or amended hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (e) confirms as of the date hereof that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents. Each Guarantor (x) confirms as of the date hereof its Guaranteed Obligations under the Credit Agreement, (y) confirms as of the date hereof that the Guaranteed Obligations under the Credit Agreement as expanded or amended hereby are entitled to the benefits of the guarantee set forth in Article 11 of the Credit Agreement and (z) confirms as of the date hereof that the Obligations under the Credit Agreement as expanded or amended hereby constitute “Guaranteed Obligations”. Each Loan Party, by its execution of this Amendment, hereby confirms as of the date hereof that the Guaranteed Obligations shall remain in full force and effect.

Section 6. No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 1 hereof.

Section 7. Release Each of the Loan Parties and each of their estates, on its own behalf and on behalf of its and their respective predecessors, successors, heirs, and past, present and future subsidiaries and assigns, hereby absolutely, unconditionally, and irrevocably releases and forever discharges and acquits the Secured Parties and each of their respective Related Parties (solely in their capacities as such) (collectively, the “Released Parties”), from any and all liability to the Loan Parties (and their successors and assigns) and from any and all claims, counterclaims, demands, defenses, offsets, debts, accounts, contracts, liabilities, actions and causes of action of any kind, nature and description, whether matured or unmatured, known or unknown, asserted or unasserted, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, liquidated or unliquidated, pending or threatened, arising in law or equity, in contract or tort, in each case arising out of or related to the Loan Documents, the Delayed Draw Term

Loans, the negotiation thereof, and the transactions and agreements reflected thereby, that the Debtors at any time had, now have or may have, or that their predecessors, successors or assigns at any time had or hereafter may have against any of the Released Parties for or by reason of any act, omission, matter, or cause arising at any time on or prior to the date of this Amendment and through and until the entry of the Supplemental Final Order, provided that the release set forth in this section shall not release (i) any claims against or liabilities of a Released Party that a court of competent jurisdiction determines by a final non-appealable order to have directly and primarily resulted from such Released Party’s bad faith, fraud, gross negligence, or willful misconduct, or (ii) any Secured Party from honoring its/their obligations to the Loan Parties under the Loan Documents.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

PRIVATE & CONFIDENTIAL

SUBJECT TO FRE 408 & ITS EQUIVALENTS

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YELLOW CORPORATION

By:	/s/ Dan Oliver
Name:	Dan Oliver
Title:	Chief Financial Officer

EXPRESS LANE SERVICE, INC.
NEW PENN MOTOR EXPRESS LLC
ROADWAY EXPRESS INTERNATIONAL, INC.
ROADWAY LLC
ROADWAY NEXT DAY CORPORATION
USF BESTWAY INC.
USF DUGAN INC.
USF REDSTAR LLC
USF REDDAWAY INC.
YRC ASSOCIATION SOLUTIONS, INC.
YRC FREIGHT CANADA COMPANY
YRC INC.
YRC INTERNATIONAL INVESTMENTS, INC.
YRC LOGISTICS SERVICES, INC.
YRC MORTGAGES, LLC
YRC ENTERPRISE SERVICES, INC.
YRC REGIONAL TRANSPORTATION, INC. 1105481 ONTARIO INC.
USF HOLLAND INTERNATIONAL SALES
CORPORATION
USF HOLLAND LLC
YRC LOGISTICS INC.
YELLOW LOGISTICS, INC. (f/k/a HNRY
Logistics, Inc.)

By:	/s/ Kevin Oakleaf
Name:	Kevin Oakleaf
Title:	Assistant Secretary

[Signature Page – Amendment No. 2]

PRIVATE & CONFIDENTIAL

SUBJECT TO FRE 408 & ITS EQUIVALENTS

ALTER DOMUS PRODUCTS CORP., as Administrative Agent

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page – Amendment No. 2]

MFN PARTNERS, L.P., as an Existing Lender

By:	/s/ Jon Reisman
Name:	Jon Reisman
Title:	Authorized Person

[Signature Page – Amendment No. 2]